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                                                                       Exhibit 6


[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for American Vision Series VUL 2002, issued through the General American Separate Account Eleven (File No. 333-73672). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                         SUTHERLAND ASBILL & BRENNAN LLP



                                         By: /s/   Stephen E. Roth
                                            ------------------------------
                                             Stephen E. Roth

Washington, D.C.
April 29, 2002